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                                                                      EXHIBIT 21


                        LIST OF SIGNIFICANT SUBSIDIARIES
                             OMEGA WORLDWIDE, INC.

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                                                                                             Jurisdiction of
          Names                                                                              Incorporation
----------------------------                                                             ----------------------
Omega (UK) Limited ................................................................      England
Omega (Australia) Pty Limited .....................................................      Australia
Principal Healthcare Finance Unit Trust No.3.......................................      Australia
Principal Healthcare Finance Unit Trust No.4.......................................      Australia
PHF No.1 Pty Limited ..............................................................      Australia
PHF No.2 Pty Limited ..............................................................      Australia
Principal Healthcare Finance Pty Limited ..........................................      Australia
Beheer-en Beleggingsmaatschappij Rocla BV .........................................      Netherlands
Beheer-en Beleggingsmaatschappij Dilava BV ........................................      Netherlands
Idun Health Care Limited ..........................................................      United Kingdom

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